UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2015
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 5, 2015, Lions Gate Entertainment Corp. (the “Company,” “we,” “us” and “our”) issued a press release announcing our results of operations for the third quarter of fiscal 2015. The press release issued by us in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

EBITDA and Adjusted EBITDA

In our press release, we disclosed EBITDA of $128.1 million and Adjusted EBITDA of $146.8 million for the quarter ended December 31, 2014. EBITDA and Adjusted EBITDA are non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission (the “SEC”). A reconciliation of both EBITDA and Adjusted EBITDA as defined to net income, is included in Exhibit 99.1 and is incorporated herein by reference.

The non-GAAP financial measures, EBITDA and Adjusted EBITDA, are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, loss on extinguishment of debt, backstopped prints and advertising expense, and administrative proceeding. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Restructuring charges primarily consist of severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. Gain on sale of equity method investment represents the gain on sale of our interest in FEARnet. Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the income statement impact that would have been recorded had the P&A not been expensed under the arrangement (i.e. primarily treating the P&A as participation expense over the revenue streams). Administrative proceeding represents the settlement of an administrative order.

We believe EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While we consider EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. EBITDA and Adjusted EBITDA do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures, as presented, may not be comparable to similarly-titled measures presented by other companies.

Free Cash Flow

In our press release, we disclosed negative free cash flow of $4.6 million for the quarter ended December 31, 2014. Free cash flow is a non-GAAP financial measure, as defined in Regulation G promulgated by the SEC. Net cash flows provided by operating activities was $44.9 million for the quarter ended December 31, 2014. A reconciliation of free cash flow to net cash flows provided by (used in) operating activities is included in Exhibit 99.1 and is incorporated herein by reference.

The non-GAAP financial measure, free cash flow, is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

We believe that this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films and television programs) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Earnings Per Share

In our press release, we disclosed adjusted income before income taxes of $132.1 million, adjusted net income of $110.0 million and adjusted basic and diluted earnings per share of $0.79 and $0.73, respectively, for the quarter ended December 31, 2014. Adjusted net income and adjusted earnings per share are non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. A reconciliation of adjusted income before income taxes to income before income taxes, as reported, adjusted net income to net income, as reported, and adjusted earnings per share to earnings per share, as reported, are included in Exhibit 99.1 and is incorporated herein by reference.

The non-GAAP financial measures, adjusted income before income taxes, adjusted net income, and adjusted earnings per share is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Adjusted income before income taxes is defined as income before income taxes, as reported, adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, loss on extinguishment of debt, backstopped prints and advertising expense and administrative proceeding. Adjusted net income is defined as net income adjusted for stock-based compensation, net of tax, restructuring charges, net of tax, gain on sale of equity method investment, net of tax, loss on extinguishment of debt, net of tax, backstopped prints and advertising expense, net of tax, administrative proceeding and the discrete benefit realized for the reversal of a tax valuation allowance. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity-settled SARs. Restructuring charges primarily consist of severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. Gain on sale of equity method investment represents the gain on sale of our interest in FEARnet. Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the income statement impact that would have been recorded had the P&A not been expensed under the arrangement (i.e. primarily treating the P&A as participation expense over the revenue streams). Administrative proceeding represents the settlement of an administrative order. The adjustment for tax valuation allowance is to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance on its net deferred tax assets in its Canadian tax jurisdiction that are expected to be realized in future tax returns. Adjusted earnings per share is defined as adjusted net income per weighted average shares outstanding.

We believe that these non-GAAP measures provide useful information to investors regarding our results as compared to historical periods. We use these measures, among other measures, to evaluate the operating performance of the Company. We believe that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted earnings per share ("EPS"). Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 5, 2015	LIONS GATE ENTERTAINMENT CORP.

/s/ James W. Barge
James W. Barge
Chief Financial Officer